Exhibit 5.1

14 August, 2017

Matter No.:825033

Doc Ref: pl/cc/103523159v1

+(852) 2842 9551

Paul.lim@conyersdill.com

YY Inc. Building B-1, North Block of Wanda Plaza No. 79 Wanbo Er Road Nancun Town, Panyu District Guangzhou 511442 The People’s Republic of China

Dear Sirs,

Re: YY Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-3, including all amendments or supplements thereto, filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 14, 2017 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of class A common shares, par value US$0.00001 of the Company (the "Class A Common Shares") each of which are being offered by the Company in the form of American Depositary Shares (the “ADSs”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and drafts of the prospectus and the prospectus supplement (collectively, the “Prospectus”) contained in the Registration Statement which are in substantially final forms. We have also reviewed the amended and restated memorandum and articles of association of the Company adopted on 12 October, 2012 (the “M&A”), written resolutions of the directors of the Company dated 11 August, 2017 (the “Director Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 9 August, 2017 (the “Certificate Date”), an undertaking from the Governor in Cabinet of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 2 August, 2011, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Director Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that the M&A are in full force and effect and have not been amended, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that upon issue of any Class A Common Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (h) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with and declared effective by the Commission; and (i) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

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We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Class A Common Shares in the form of ADSs by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.
2.	The allotment and issue of the Class A Common Shares have been duly authorised. When issued and paid for as contemplated by the Registration Statement, the Class A Common Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).
3.	The statements under the caption "Taxation – Cayman Islands Taxation" in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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